EXHIBIT 99.1

July 1st, 2013
For Immediate Release

Urologix Announces Restructuring of Payment Obligations to Medtronic and Reports Preliminary Fiscal Year 2013 Revenue and Cash Results

MINNEAPOLIS —July 1, 2013— Urologix®, Inc. (OTCQB:ULGX), the leading provider of in-office BPH therapy, announces the restructuring of payment obligations to Medtronic related to the licensing agreement with Medtronic for the Prostiva® Radio Frequency (RF) Therapy System and reports preliminary revenue and cash results for its fourth quarter and fiscal year 2013 ended June 30, 2013.

Restructuring of Payment Obligations to Medtronic

The terms of the restructuring agreement focus on the Company’s payment obligations to Medtronic related to the Company’s exclusive licensing agreement of Prostiva. These obligations totaled $7.5M covering all outstanding inventories payable to Medtronic, the second tranche of $500,000 for the initial licensing fee, other transition expenses and the first year royalties on the product sold. Under the original terms of the licensing agreement, approximately $6.2 million of the total was due as of June 30, 2013. Effective as of the closing date of the restructuring agreement, the Company made a cash payment to Medtronic of approximately $2.0 million. Additionally, the Company entered into a promissory note totaling approximately $5.3 million and bearing interest at a rate of 6% compounded annually. The approximately $2.0 million cash payment and issuance of the promissory note settle the outstanding $7.5 million in obligations to Medtronic mentioned above. The note requires repayment in five equal installments of principal, plus accrued interest beginning March 31, 2015 and annually thereafter through March 31, 2019. The note is secured by a subordinated security interest on all assets, excluding intellectual property, second in priority to the security interest of Silicon Valley Bank. The restructuring agreement also includes amendments to the pre-existing obligations related to the royalty rate to be paid and the timing of the annual minimum royalty payment. These royalty adjustments do not increase the maximum payments of $10 million under the existing license agreement.

Preliminary Fiscal Year 2013 Revenue and Cash Results

Fourth quarter fiscal year 2013 revenue totaled approximately $4.2 million, up approximately 2.5% sequentially from the third quarter of fiscal year 2013 and down approximately 7% compared to the fourth quarter of fiscal year 2012. Fiscal year 2013 revenue totaled approximately $16.6 million, down approximately 3% year-over-year, and in-line with the Company’s fiscal year guidance range of $16 million to $17 million. As of June 30, 2013, the Company’s cash balance was approximately $2.3 million compared to $5.1 million as of March 31, 2012. This amount includes the impact from the $2.0 million payment to Medtronic described above which was made on June 28th upon signing of the restructuring agreement. The restructuring does not impair the Company’s ability to access its existing $2 million line of credit currently in place with Silicon Valley Bank, which has not yet been drawn upon.

“We are encouraged by the improved financial flexibility this restructuring provides. Lowering the immediate cash obligation due at fiscal year-end and extending the balance of payables due thereafter at a modest interest rate provides us the opportunity to allocate our resources towards our strategic initiatives in growing the in-office BPH market,” stated Greg Fluet, CEO. “Medtronic’s willingness to restructure these payments demonstrates Medtronic’s continued support of the Company and the broader urology community.”

“We are also pleased to report our preliminary revenue for fiscal year 2013 which was in-line with our guidance range of $16 million to $17 million. The cash on the balance sheet combined with our available credit facility provides us the financial means to continue to execute against our strategic plan. We look forward to providing further detail on our fourth quarter and fiscal year performance on our earnings conference call scheduled for August 20th.”

The preliminary unaudited results for the fourth quarter and fiscal year 2013 are subject to the Company’s management and independent auditors’ customary audit procedures, which will include testing the Company’s goodwill and intangible assets for potential impairment given significant decline in the Company’s market capitalization. At this time, the Company has not yet completed analysis sufficient to determine whether its goodwill or intangible assets are impaired or, if impairment does exist, the amount of any impairment charge. The Company intends to issue a press release reporting final results of operations for the quarter and fiscal year ending June 30, 2013 after the market close on August 20, 2013, with its conference call scheduled for 4:00 p.m. CDT on August 20, 2013.

Earnings Call Information

Urologix will host a conference call with the financial community to discuss fiscal year 2013 fourth quarter results on Tuesday, August 20, 2013 at 4:00 p.m. Central Daylight Time. To listen to the call, please dial 1-877-703-6103 and enter the Participant Passcode 11902670 at least 10 minutes prior to the call. A live webcast of the call will be available through the investor relations section of the Company’s website at www.urologix.com and available for replay approximately two hours after the completion of the call.

About Urologix

Urologix, Inc., based in Minneapolis, develops, manufactures, markets and distributes minimally invasive medical products for the treatment of obstruction and symptoms due to Benign Prostatic Hyperplasia (BPH). Urologix’ Cooled ThermoTherapy™ produces targeted microwave energy combined with a unique cooling mechanism to protect healthy tissue and enhance patient comfort. The Prostiva® RF Therapy System delivers radio frequency energy directly into the prostate destroying prostate tissue, reducing constriction of the urethra, and thereby relieving BPH symptoms. Both of these therapies provide safe, effective and lasting relief of the symptoms and obstruction due to BPH. Prostiva® is a registered trademark of Medtronic, Inc., used under license. All other trademarks are the property of Urologix.

If you’d like more information on this topic, please contact Brian Smrdel at (763) 475-7696 or bsmrdel@urologix.com or to learn more about Urologix and its products and services, visit their website at www.urologix.com.

The Urologix, Inc. logo is available at www.urologix.com/clinicians/resource-library.php.

Urologix Investor Relations Contact
Brian Smrdel
(763) 475-7696
Bsmrdel@urologix.com

Urologix Media Contact
Karen Jackson
(513) 484-2987
Kjackson@urologix.com

Forward Looking Statements

This press release contains forward-looking statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Any statements contained in this press release that are not statements of historical fact may be deemed to be forward-looking statements. Without limiting the foregoing, words such as “may,” “will,” “expect,” “believe,” “anticipate,” “estimate” or “continue” or comparable terminology are intended to identify forward-looking statements. Such forward looking statements include, for example, statements about the effectiveness of the Company’s sales and marketing strategies and organization, including growth of the in-office BPH market; the Company’s estimates of fourth quarter and fiscal year 2013 revenue and cash balance at June 30, 2013, which are subject to audit and potential adjustment; the possibility of an impairment charge relating to the Company’s goodwill and intangible assets, which may negatively impact the Company’s results of operations, financial position or market price of its common stock; the availability of borrowing on the Company’s line of credit with Silicon Valley Bank; the Company’s future revenue and operating performance; or about the development and marketing of new products. The statements made by the Company are based upon management’s current expectations and are subject to certain risks and uncertainties that could cause the actual results to differ materially from those described in the forward-looking statements. These risks and uncertainties include market conditions and other factors beyond the Company’s control and the risk factors and other cautionary statements described in the Company’s Annual Report on Form 10-K for the year ended June 30, 2012 and other documents filed with the Securities and Exchange Commission.